AETNA SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

AETNA SERIES FUND, INC., a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("Department") that:

FIRST: ARTICLE SIXTH of the Corporation's Articles of Amendment and Restatement received and approved for record by the Department on September 2, 1997 (the "Articles of Amendment and Restatement"), is hereby amended to redesignate "Class A" of each series of shares of stock of the Corporation referred to therein as "Class I" of such series and to redesignate "Class B" of each series of shares of stock of the Corporation referred to therein as "Class A" of such series.

SECOND: Section (c) of ARTICLE EIGHTH of the Articles of Amendment and Restatement is hereby amended to change the phrase "Class B shares" to "Class A shares."

THIRD: The amendments to the Articles of Amendment and Restatement set forth herein were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law.

       IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


                             AETNA SERIES FUND, INC.

ATTEST:
  By:  /s/ Amy R. Doberman        By:  /s/ Shaun P. Mathews
       -------------------------           --------------------------------
           Amy R. Doberman                 Shaun P. Mathews
           Secretary                       President

DATE:  October 28, 1997
       -------------------------
       Hartford, Connecticut

CORPORATE SEAL